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                                                                   EXHIBIT 10.7

                              DATED 18 April 1996



                              ACTIVE IMAGING PLC

                                      and

                               COINSHIRE LIMITED


                             CONSULTANCY AGREEMENT
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DATED 18 April 1996

PARTIES
1 ACTIVE IMAGING PLC (registered number: 3159820) whose registered office is situate at Hattori House, Vanwall Business Park, Maidenhead, Berkshire, SL6 4UB ("the Company"); and

2 COINSHIRE LIMITED (registered number: 1701757) whose registered office is at Horsell Mede, Horsell Park, Woking, Surrey, GU21 4LW
      ("Coinshire").

RECITALS

(A) The Company wishes to engage Coinshire to provide the Services (as defined in this Agreement).
(B) Coinshire has agreed to be engaged by the Company to provide the Services subject to the terms and conditions set out in this Agreement.


OPERATIVE PROVISIONS

1     DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following words and expressions shall have the following meanings:

      "associated company"         (a)  any company where equity share
                                        capital (as defined by section 744 of
                                        the Companies Act 1985) is, as to 20%
                                        or more but less than 50%,
                                        beneficially owned by one or more
                                        Group Company; and

                                   (b)  any subsidiary of a company
                                        within (a) above;

      "the Board"                  the board of directors of the Company;

      "the Business"               the business of the design and build of
                                   Digital Active Camera technology and of high speed camera

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                                   interfaces to host computers and such other
                                   business carried on by the Company at the date of termination of this Agreement or at any time during the period immediately prior thereto and the business of any Group Company at the date of termination of this Agreement in respect of which Coinshire or the Executive shall have been concerned or involved to any material extent at any time during the 12 month period immediately prior to the date of termination of this Agreement;

      "Confidential                (a)  any trade secrets, customer
      Information"                      lists, trading details, information
                                        technology, intellectual property or
                                        other information of a confidential
                                        nature relating to any Group Company
                                        (including without limitation details
                                        of activities, businesses or finances
                                        of any such company);

                                   (b)  any other information designated
                                        by any Group Company as confidential;
                                        and

                                   (c)  any information in relation to
                                        which any Group Company owes a duty
                                        of confidentiality to any third party;

      "Executive"                       Michael John Brooke or such other
                                        person possessing similar
                                        qualifications and experience as the
                                        Company may confirm in writing to be
                                        acceptable to the Company in place of
                                        him should he be unavailable;

      "Group" the Company, any subsidiary of the Company and any associated company of any of them;

      "Group Company"                   any member of the Group;

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      "holding company" and             the same meanings as are respectively
      "subsidiary"                      attributed to them by section 736
                                        Companies Act 1985;


      "Intellectual Property"           includes letters patent, trade marks,
                                        service marks, designs, utility
                                        models, copyrights, design rights,
                                        applications for registration of any
                                        of the foregoing and the right to
                                        apply for them in any part of the
                                        world, moral rights, inventions,
                                        confidential information, know-how,
                                        and rights of like nature arising or
                                        subsisting anywhere in the world in
                                        relation to all of the foregoing,
                                        whether registered or unregistered;

      "Model Code"                      the model code on dealings in
                                        securities by directors and employees
                                        of companies where securities are
                                        admitted to trading on the
                                        Alternative Investment Market of the
                                        Stock Exchange;

      "the Services"                    the services described in Schedule 1
                                        to this Agreement and such services
                                        as are incidental or ancillary
                                        thereto and such other services as
                                        are reasonably required by the
                                        Company;

      "Stock Exchange"                  the London Stock Exchange Limited.

2     APPOINTMENT

2.1 Coinshire shall make available to the Company the services of the Executive for the performance of the Services on the terms of this Agreement.

2.2 Subject to earlier termination as provided for in this Agreement such appointment shall commence on the date of this Agreement and shall be for an initial fixed term of twelve months and shall then continue until terminated by either party giving to the other not less than six months notice in writing expiring at any time on or after the expiration of the initial twelve month period, in which case this Agreement shall terminate on expiry of such notice.

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3     CAPACITY

      Coinshire hereby warrants to the Company that it is entitled to enter into this Agreement and to implement and carry out its terms and by doing so neither it nor the Executive shall be in breach of any obligation (contractual or otherwise) to any third party which would entitle that third party to damages or some other remedy at law.

4     DUTIES

4.1 Coinshire shall procure that the during the continuance of this Agreement the Executive shall:

      4.1.1 render and perform the Services to the best of his skill and ability and with due care and attention;

      4.1.2 devote such time as may be necessary for the provision of the Services to be at least 9 days per calendar month;

      4.1.3 carry out the Services in a proper and efficient manner and use his utmost endeavours to promote the interests of the Company.

4.2 In the event that the Executive is required to devote in excess of 9 days per calendar month to the provision of the Services, the Company shall pay the Consultant an additional fee at the rate of (Pounds)333.33 plus VAT for each additional day.

5     DIRECTOR

5.1 During the subsistence of this Agreement Coinshire shall procure that the Executive shall provide services as a director and the Chairman of the Company and upon the termination of this Agreement (howsoever occurring) that the Executive shall at the request of the Board immediately resign all his directorships in the Group without claim for compensation.

5.2   Coinshire hereby undertakes and agrees:

      5.2.1 to be bound by and to observe the provisions of the Model Code (a copy of which is available from the Company Secretary); and

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      5.2.2   to deal in any securities in the capital of the Company only in accordance with the Model Code; and

      5.2.3 immediately to inform in writing the Company Secretary of any dealings by Coinshire or any person connected with Coinshire (within the meaning of Section 346 of the Companies Act 1985) in any such securities including the number and nature of the securities involved and the price paid or received.

5.3 Coinshire shall at all times inform the Company of all and any arrangements where it or the Executive is or may become an employee or director of or a consultant, proprietor or shareholder in, any firm or company wherever incorporated or established.

6     FEES AND EXPENSES

6.1 The Company shall pay to Coinshire a monthly fee of (Pounds)3,000 plus VAT, such fee to be payable monthly in arrears on the last business day of each month subject to receipt by the Company of an appropriate invoice from Coinshire and shall be deemed to accrue rateably as the Services are rendered.

6.2 The Company shall reimburse Coinshire in respect of all expenses reasonably and properly incurred by the Executive in the performance of the Services upon production of appropriate vouchers and receipts.

7     TERMINATION

7.1 The Company shall at any time be entitled to terminate this Agreement in writing with immediate effect without payment of compensation (other than in respect of any sums accrued due up to and including the date of termination) if the Executive:

      7.1.1 is guilty of any serious misconduct or is in a serious or persistent breach of the terms of this Agreement or shall wilfully refuse or neglect to carry out the Services or to comply with any instructions given to him by the Board;

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      7.1.2       has an interim receiving order made against him, becomes
                  bankrupt or makes any composition or enters into any deed of arrangement with his creditors generally;

      7.1.3 is convicted of any arrestable criminal offence (other than an offence under road traffic legislation for which a fine or non-custodial penalty is imposed);

      7.1.4 is convicted of an offence under Part V of the Criminal Justice Act 1993 or under any present or future statutory enactment or regulation relating to insider dealing;

      7.1.5 resigns as a director of the Company otherwise than at the request of the Board;

      7.1.6 is disqualified from being a director of any company by reason of an order made by any competent court;

      7.1.7 acts in any way which may in the opinion of the Board bring himself or any Group Company into disrepute.

      7.1.8 other than Michael John Brooke, provided by Coinshire is for whatever reason unacceptable to the Company.

7.2 The proper exercise by the Company of its right of termination under this clause 7 shall be without prejudice to any other rights or remedies which the Company may have against Coinshire.

7.3 Coinshire shall not and shall procure that the Executive shall not at any time following termination of this Agreement make any public statements in relation to any Group Company and shall not after the date of termination of this Agreement for any reason represent itself or himself as a consultant to or being connected with, any Group Company.

7.4 All property of a Group Company is and shall remain the property of such Group Company and all such items in the possession, custody or under the control of Coinshire or the Executive at the date of termination of this Agreement shall immediately be delivered to the Company.

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8     CONFIDENTIALITY AND RESTRICTIONS

8.1 Coinshire shall not and shall procure that the Executive shall not disclose and Coinshire shall and shall procure that the Executive shall use all reasonable efforts to prevent the publication or disclosure in any way or form and at any time to any person, firm or company of any Confidential Information obtained by the Executive in the course of the performance of the Services save to employees of a Group Company whose duties require such disclosure to be made and Coinshire shall not and shall procure that the Executive shall not use for its or his own purposes nor for any purposes other than those of any Group Company, any such Confidential Information.

8.2 Coinshire shall not and shall procure that the Executive shall not without the authority of the Board make or keep possession of copies of any documents, memoranda or other media on which any Confidential Information is recorded or stored.

8.3 The restrictions contained in this clause 8 shall cease to apply to any information or knowledge which may come into the public domain otherwise than by way of breach of this clause 8 or to any publication or disclosure made by the Executive in the proper performance of the Services or as required by law.

8.4 In the event that any Group Company shall have obtained any Confidential Information from any third party under an agreement or obligation that includes any restriction on disclosure which restriction shall be made known to Coinshire or the Executive in the course of the performance of the Services, Coinshire shall not and shall procure that the Executive shall not without the consent of the Company at any time infringe such restriction.

8.5 Coinshire shall be bound by and shall procure that the Executive shall comply with the restrictions set out in Schedule 2.

9     INTELLECTUAL PROPERTY RIGHTS

9.1 Coinshire hereby agrees and acknowledges that all rights in Intellectual Property to which Coinshire or the Executive may become entitled in the performance of the services or otherwise pursuant to this Agreement shall at all times be and remain

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      vested in the Company and Coinshire agrees that it shall and will procure that the Executive shall, at the request and expense of the Company, enter into such documents and do such things as may be necessary to vest such rights in the Company.

9.2 Coinshire hereby agrees to waive all its moral rights as defined in the Copyright Designs and Patent Act 1988 in relation to the Intellectual Property which is the property of the Company by virtue of clause 9.1

9.3 The rights and obligations under this clause 9 shall continue in force after termination of the Agreement.

10    GENERAL

10.1 The expiration or determination of this Agreement, howsoever arising, shall not affect those terms which are expressed to operate or have effect after the termination of this Agreement and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this agreement by the other party.

10.2 No variation to this Agreement shall be effective unless made in writing signed by or on behalf of the parties and expressed to be a variation to this Agreement.

10.3 The construction, validity and performance of this Agreement shall governed by the laws of England.

EXECUTED under hand on the date of this Agreement.

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                                   SCHEDULE 1

                                  THE SERVICES

The duties of Coinshire under this Agreement shall be to procure that the Executive will:

1 where the Executive is Michael John Brooke, act as a director and the Chairman of the Company and, where the Executive is a person other than Michael John Brooke, act as a director and (if required by the Board) the Chairman of the Company;

2 attend at any meetings of the Board and meetings of shareholders and meetings with advisers to the Company at which his presence is reasonably required and whether or not those meetings are during normal business hours; and

3 perform such other duties as the Board may from time to time reasonably delegate to the Executive.

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                                   SCHEDULE 2

1.1  "Material Interest"     (a)  the holding of any position as
                                  director, officer, employee,
                                  consultant, partner, principal or
                                  agent;

                             (b) the direct or indirect control or ownership (whether jointly or alone) of any shares (or any voting rights attached to them) or debentures save for the ownership for investment purposes only of not more than 1% of the issued ordinary shares of any company whose shares are listed on any Recognised Investment Exchange (as defined in Section 207 of the Financial Services Act 1986) or on the Alternative Investment Market of the Stock Exchange; or

                             (c)  the direct or indirect provision
                                  of any financial assistance.

1.2  "Senior Executive"      a person with whom Coinshire or the Executive has
                             been concerned or involved to any material extent in the course of the performance of the Services and who is or was:

                             (a) engaged or employed as an employee director or consultant of a Group Company;

                             (b) engaged in a capacity in which he obtained Confidential Information; and

                             (c) so engaged at the Termination Date or at any time during the 12 month period immediately prior to the Termination Date.

1.3  "Termination Date"      the date on which this agreement shall terminate
                             howsoever occurring.

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2     Coinshire covenants with the Company that it will not and procure that the
      Executive will not (other than for and on behalf of the Company) without the prior written consent of the Board (such consent to be withheld only in so far as may be reasonably necessary to protect the legitimate interests of the Group) directly or indirectly:

2.1 at any time during the period of 12 months from the Termination Date hold a Material Interest in a business in competition with the Business anywhere in the United Kingdom;

2.2   at any time during the period of 12 months from the Termination Date:

      2.2.1 in relation to a business in competition with the Business perform any services or supply goods in competition with the Company or any Group Company to any person firm or company who shall have been a client or customer of the Company or any Group Company at the Termination Date or at any time during the 12 months period immediately prior to the Termination Date and with whom at any time during the same period Coinshire or the Executive shall have had contact or dealing or have been aware of in the course of the performance of the Services;

      2.2.2 in relation to a business in competition with the Business canvass solicit or approach or cause to be canvassed solicited or approached for the purpose of obtaining business orders or custom in competition with the Company or any Group Company from any person firm or company who shall have been a client or customer of the Company or any Group Company at the Termination Date or at any time during the 12 month period immediately prior to the Termination Date and with whom at any time during the same period Coinshire or the Executive shall have had contact or dealings or have been aware of in the course of the performance of the Services;

      2.2.3 in relation to a business in competition with the Business offer employment to or employ or offer or conclude any contract for

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                  services with any Senior Executive or procure or facilitate the making of such an offer by any person firm or company;

2.3 at any time solicit or entice or endeavour to solicit or entice or procure:

      2.3.1 an employee of any Group Company to breach his contract of employment; or

      2.3.2       any person to breach his contract for services with any Group
                  Company;

2.4   at any time:

      2.4.1 falsely represent Coinshire or the Executive as being connected with or interested in any Group Company or in the Business; or

      2.4.2 do or say anything likely or calculated to lead any person firm or company to withdraw from or cease to continue offering to any Group Company any rights of purchase, sale, import, distribution or agency then enjoyed by it.

3 Coinshire hereby acknowledges and agrees with the Company and procures that the Executive will acknowledge and agree with the Company that:

3.1 each of the sub-clauses contained in paragraph 2 above constitute an entirely separate severable and independent covenant and restriction on him;

3.2 the duration extent and application of each of the restrictions contained in paragraph 2 are no greater than is necessary for the protection of the goodwill and trade connections of the Business; and

3.3 in the event that any restriction on Coinshire or the Executive contained in paragraph 2 shall be found void but would be valid if some part thereof were deleted such restrictions shall apply with any such deletion as may be necessary to make it valid and effective.

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Signed by                  )
for and on behalf of       )
ACTIVE IMAGING PLC         )
in the presence of:

Signed by                  )
Michael John Brooke        )
for and on behalf of       )
COINSHIRE LIMITED          )
in the presence of:        )

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